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                                                                   EXHIBIT 4.117

                         OPEN-END MORTGAGE (LEASEHOLD),
                         ASSIGNMENT OF LEASES AND RENTS,
           SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING

                  THIS OPEN-END MORTGAGE (LEASEHOLD), ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this "Instrument") entered into as of the 15th day of May, 2003 but effective as of the 19th day of May, 2003 by MARCONI COMMUNICATIONS, INC. (formerly known as Reliance Comm/Tec Corporation), a Delaware corporation ("Mortgagor"), having an address at c/o Marconi Corporation plc, One Bruton Street, London W1J 6AQ United Kingdom, to THE LAW DEBENTURE TRUST CORPORATION p.l.c., a public limited company organized under the laws of England and Wales, as Security Trustee for the Secured Creditors (together with any co-trustee, co-agent or other entity appointed pursuant to clause 16 of the Intercreditor Agreement (as defined below)) ("Mortgagee") under the Security Trust and Intercreditor Deed dated the date hereof and made among Marconi Corporation plc as Issuer; Mortgagee; the persons listed in Schedule 1 thereto as Guarantors; Law Debenture Trust Company of New York as Senior Note Trustee; JPMorgan Chase Bank as Junior Note Trustee; HSBC Bank plc as New Bonding Facility Agent; The Bank of New York as Depositary, Paying Agent and Registrar; the persons listed in Schedule 2 thereto as Intra-Group Creditors; the persons listed in Schedule 2 thereto as Intra-Group Borrowers and the persons listed in Schedule 3 thereto as New Bonding Facility Banks (as amended, modified or supplemented from time to time, the "Intercreditor Agreement"), having an address at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

                              W I T N E S S E T H:

                  WHEREAS, Mortgagor is a United States wholly-owned subsidiary of Marconi Corporation, plc (the "Issuer"), which is the Issuer under the Indentures, the Notes and the New Bonding Facility Agreement;

                  WHEREAS, as of the date hereof and in favor of Mortgagee, Mortgagor has entered into a

Lorain County, Ohio

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Guarantee of the Senior Notes and Senior Note Indenture, a Guarantee of the
Junior Notes and the Junior Note Indenture and a Composite Guarantee of certain other obligations under the Relevant Documents, including the New Bonding Facility Agreement (collectively, the "Guarantees"), pursuant to which Mortgagor has agreed to guarantee the "Guaranteed Obligations" (as such term is defined in each of the Guarantees) and has agreed to secure the Guaranteed Obligations and other obligations and, in connection therewith, to execute and deliver to Mortgagee this Instrument.

                  WHEREAS, Mortgagor has received substantial benefit from the loans made under the Indentures, the New Bonding Facility Agreement and the other Relevant Documents; and

                  WHEREAS, Mortgagor (as successor-in-interest to Reliance Comm/Tec Corporation) has leased the land (the "Land") described on Exhibit A, which is hereby incorporated into this Instrument, from Starland Investment Co. ("Lessor"), an Ohio corporation, under a lease dated July 12, 1993 ("Ground Lease").

Prior Instrument Reference:  A Memorandum of Lease was recorded on
                             September 16, 1993 beginning at
                             OR Volume 773, Page 436
                             of the records of the Lorain County, Ohio Recorder.

                  WHEREAS, Mortgagee and the Secured Creditors have required that Mortgagor execute and deliver this Instrument (i) in order to secure the prompt and complete payment, observance and performance of all of the Secured Obligations (as defined below) and (ii) as a condition precedent to Mortgagee and the Secured Creditors entering into the Relevant Documents.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                 GRANTING CLAUSE

                  To secure the payment in full of the Secured Obligations (as hereinafter defined), Mortgagor has assigned, pledged, bargained, sold, given, granted, conveyed and mortgaged and does hereby assign pledge, bargain, sell, grant, remise, release, convey and mortgage and warrant to Mortgagee, its successors and assigns, in trust with power of sale for the benefit of Mortgagee, its successors and assigns, and grant a security interest to Mortgagee, its successors and assigns, in and to the following real and personal property (collectively, the "Mortgaged Property"):

                  1. The Ground Lease and the leasehold estate conveyed thereby ("Leasehold Estate"), including the following (collectively, "Real Property"):

                  [a] all improvements now or hereafter erected or placed upon the Land ("Improvements") and all fixtures now or hereafter affixed to the Land or Improvements ("Fixtures") (including, whether or not physically attached to the Land or an Improvement, all heating, ventilating, air conditioning, air cooling, lighting, incinerating, plumbing, cleaning, communications and equipment supplying or distributing power, screens, storm doors, storm windows, shades, awnings, floor coverings, and carpeting),

                                       2

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                  [b]      all tenements, hereditaments, easements, rights of
                           way, licenses, rights, privileges, and appurtenances pertaining to the Land presently owned or hereafter acquired by Mortgagor (including easements, rights of way, streets, ways, alleys, gores, or strips of land, whether or not adjoining the Real Property), and

                  [c] all rents, leases, income, issues, profits, royalties, and other benefits derived or to be derived from the Land, Improvements, Fixtures, and Personal Property (defined below) (all of which are called "Rents"), including rents, profits, royalties, and other benefits payable under any lease, license, or other document (all of which are called "Leases");

                  [d] all insurance on the Mortgaged Property (including proceeds and unearned premiums), all proceeds from any condemnation or eminent domain proceedings against the Mortgaged Property or any transfer instead or in settlement of such proceedings (including proceeds resulting from a change of grade or streets or for severance damages), and all other right, title, interest, claims, or demands that Mortgagor now has or may hereafter acquire arising out of any Mortgaged Property;

                  [e] all of Mortgagor's rights, title, and interests in, to, and under the Ground Lease.

                  2. All machinery, equipment, appliances, inventory, and other goods, except inventory sold or consumed in the ordinary course of business now or hereafter located in or on or used or useable in connection with the Real Property, and replacements, additions, and accessions to the goods and Fixtures, including items that will become fixtures or that are building supplies and materials that will be incorporated into an Improvement or Fixture;

                  3. All management agreements pertaining to the Mortgaged Property, including all cash payments made to or for the account of Mortgagor;

                  4. All permits, licenses, franchises, and contract rights and other intangibles now or hereafter owned by Mortgagor relating to the Mortgaged Property, including all plans specifications, and drawings and all contracts with architects, engineers, contractors, and others relating to any work on the Mortgaged Property;

                  5. All right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, air rights, development rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Real Property, or which hereafter shall in any way belong, relate or be appurtenant thereto and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Real Property and all other rights and privileges thereunto belonging or appertaining and (c) all extensions, additions, improvements, betterments, renewals,

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substitutions and replacements to, or of any rights and interests described in subparagraph (a) above and this subparagraph (b) (hereinafter collectively called the "Property Rights").

                  6. All additional lands, estates and development rights hereafter acquired by Mortgagor for use in connection with and the development of the Land, the Real Property or the Property Rights and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Instrument.

                  7. All right, title and interest, if any, including any after-acquired right, title and interest which Mortgagor may now or hereafter acquire in and to fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Land and Improvements, including, but not limited to, (a) all apparatus, machinery, and equipment of Mortgagor;
(b) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (the items described in the foregoing (a) and (b) are also included in "Fixtures"); and (c) all personal property and equipment of every nature whatsoever now or hereafter located in or on the Land, including, but not limited to, (i) all screens, window shades, blinds, wainscoting, storm doors and windows, floor coverings, and awnings of Mortgagor; (ii) all apparatus, machinery, equipment and appliances of Mortgagor not included as Fixtures; (iii) all items of furniture, furnishings, and personal property of Mortgagor; and (iv) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (c)(i)-(iii) (the property described in the foregoing (i)-(iv), the property described in 2. above, any other personal property referred to in this paragraph, and the proceeds of any of the foregoing are called "Personal Property") and in and to the proceeds of the Personal Property. It is mutually agreed, intended and declared that all of the Real Property and Property Rights shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Instrument to be real estate and covered by this Instrument.

                  8. All right, title and interest, if any, of Mortgagor, in and to all (i) judgments, insurance proceeds, unearned premiums, awards of damages and settlements, and any interest thereon, resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, the Personal Property or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property, the Personal Property or any part thereof;
(ii) contract rights, general intangibles, actions and rights in action, relating to the Real Property or the Personal Property, including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property or the Personal Property; and (iii) proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property or the Personal Property. (The rights and interests described in this paragraph shall hereinafter be collectively called the "Intangibles.")

                  9. All the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as downpayment for the purchase of all or any part of the Real Property or the Personal Property) (collectively, "Rents") under any and all present and future leases, contracts or other agreements relating to the ownership of the Real Property or the Personal Property or to the occupancy of all or any portion of the Real Property and, except to the extent such a transfer or assignment is not permitted by the terms thereof (and a consent to the transfer or assignment

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has not been obtained), all such leases, contracts and agreements (including all
Mortgagor's rights (x) under any contracts for the sale of any portion of the Mortgaged Property and (y) to all revenues and royalties under any oil, gas and mineral ground leases relating to the Real Property) (the "Leases").

                  As used herein, "Secured Obligations" means all present and future indebtedness, liabilities and obligations (for the avoidance of doubt, including any liabilities and obligations that have been cash-collateralized by the Mortgagor at any time of Mortgagor under the Relevant Documents (including this Instrument), including any liability in respect of any further advances, if any, made under the Relevant Documents, both actual and contingent (and whether incurred solely or jointly or in any other capacity) together with any of the following matters relating to or arising in respect of those liabilities and obligations: (1) any refinancing, novation, deferral or extension; (2) any obligation relating to any increase in the amount of such obligations; (3) any claim for damages or restitution; and (4) any claim as a result of any recovery by Mortgagor of a payment or discharge, or non-allowability, on the grounds of preference; and any amounts that would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings (including interest accruing after the commencement of any insolvency or other proceedings).

                  TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee, its successors and assigns, for the benefit of Mortgagee, its successors and assigns, forever upon the trusts, terms and conditions and for the uses and purposes herein set forth. The conveyance of the Mortgaged Property provided for herein is made upon this special trust. If the Secured Obligations are paid and performed in full and completely as and when due in accordance with their respective terms, the conveyance provided for herein shall be released upon satisfaction of the conditions set forth in Section 5.3 of the Intercreditor Agreement and shall thereafter be null and void and may be canceled of record at the request and cost of the Mortgagor and title shall revest as provided by law. If, however, a Trigger Event (as defined below) occurs, then Mortgagee shall be entitled to invoke the remedies provided in Section 5.05 below and if an Enforcement Event occurs, then Mortgagee shall, in addition to all other rights and remedies at law or equity provided, be entitled to invoke the remedies provided for in Article IV below including, without limitation, the right to foreclose this Instrument by judicial proceedings through exercise of the power of sale herein granted to Mortgagee. Mortgagor hereby releases and waives all rights under and by virtue of the homestead exemption laws of the State of Ohio.

                  OPEN-END MORTGAGE. This is an open-end mortgage under ss. 5301.232, Oh. Rev. Code, which secures payment of future advances as provided by that section. Mortgagor and Mortgagee intend that this Instrument shall secure unpaid balances of loan advances made after this Instrument is delivered to the recorder for record. The maximum amount of unpaid loan indebtedness, exclusive of interest thereon, which may be outstanding at any time is One Billion Two Hundred Eight-Four Million Nine Hundred Twenty-Five Thousand and No/100 Dollars (US$1,284,925,000.00). All or part of the unpaid balances of loan advances secured by this Instrument is revolving credit that may be advanced, repaid, readvanced, and repaid multiple times, in whole or in part. "LOAN ADVANCES" does not include unpaid balances of advances made by the holder of this Instrument for the payment of taxes, assessments, insurance premiums, or costs incurred for the protection of the Mortgaged Property.

                  CONSTRUCTION MORTGAGE. This is NOT a construction mortgage under Section 1311.14, Oh. Rev. Code.

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                  ADVANCES TO PROTECT THE MORTGAGED PROPERTY. This Instrument
also secures future advances permitted by Section 5301.233, Oh. Rev. Code, including the payment of unpaid balances of all advances made by the holder of this Instrument for the payment of taxes, assessments, insurance premiums, or costs incurred for the protection of the Mortgaged Property.

                  The following provisions shall also constitute an integral part of this Instrument:

                                   ARTICLE I
                                   [RESERVED]

                                   ARTICLE II

                             COVENANTS OF MORTGAGOR

         Section  2.01.    [RESERVED]

         Section 2.02. Leases Affecting the Real Property. All future lessees under any Lease subordinate to the Ground Lease, the Ground Lease or any part thereof, made after the date of recording of this Instrument shall, at Mortgagee's option and without any further documentation, attorn to Mortgagee as lessor if for any reason Mortgagee becomes lessor thereunder, and, thereafter, upon demand, to pay Rent to Mortgagee, and Mortgagee shall not be responsible under such Lease for matters arising prior to Mortgagee becoming lessor thereunder. In respect of each such Lease which may be entered into on or after the date hereof, the lien and estate, as well as the provisions, terms and conditions of each such Lease shall in all respects be subordinate and junior to the lien of this Instrument.

         Section 2.03. Further Assurances. Mortgagor, at its sole cost and expense, shall (i) upon request of Mortgagee promptly correct any defect or error which may be discovered in this Instrument or any financing statement or other document relating hereto solely to the extent necessary to create, effectuate, complete, perfect, continue or preserve the lien of this Instrument on the Mortgaged Property, and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Instrument, any amendment to this Instrument and any financing statements or other documents which Mortgagee may request in writing from time to time (all in form and substance reasonably satisfactory to Mortgagee) in order (A) to create, effectuate, complete, perfect, continue or preserve the lien of this Instrument as a first priority lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the matters set forth on Exhibit "B" attached hereto and made a part hereof and except for the Permitted Liens (as defined in the Indentures), or (B) to create, effectuate, complete, perfect, continue, preserve or validate any right, power or privilege granted or intended to be granted to the Mortgagee hereunder or otherwise accomplish the purposes of this Instrument. To the extent permitted by law and to the extent that Mortgagor fails to do so as required hereunder, the Mortgagor hereby authorizes Mortgagee to file financing statements or continuation statements covering the Mortgaged Property.

         Section 2.04. Casualty Proceeds. Mortgagor hereby assigns to Mortgagee, as additional

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security, all proceeds or awards of damage resulting from a casualty event or condemnation proceedings or the taking of or injury to the Real Property for public use. All such proceeds or awards paid to Mortgagee hereunder shall be applied in accordance with the Indentures.

         Section 2.05. Inspections. Mortgagor hereby authorizes Mortgagee, its agents, employees and representatives, upon reasonable prior written notice to Mortgagor (except in an emergency or following the occurrence of a Trigger Event, in which case notice shall not be required) to visit and inspect the Mortgaged Property or any portion(s) thereof, all at such reasonable times and as often as Mortgagee may reasonably request.

         Section 2.06. Indemnity. Mortgagor hereby indemnifies Mortgagee or any person designated by it and keep Mortgagee or such person designated by it indemnified against any and all costs, claims and liabilities which it may incur as a result of anything done by it as an attorney-in-fact for Mortgagor in the proper exercise of any of the powers conferred, or purported to be conferred, thereon by this Instrument unless such cost, claim or liability arises as a result of the negligence or wilful misconduct of Mortgagee or such person designated by it. For clarification purposes, the indemnity in this Section 2.06 shall apply solely in those instances where Mortgagee or a Delegate acts as an attorney-in-fact for Mortgagor for purposes of this Instrument.

         Section 2.07. After Acquired Property Interests. All right, title and interest of Mortgagor in and to all of the Mortgaged Property, hereafter acquired by Mortgagor ("After Acquired Property Interests"), immediately upon such acquisition, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien of this Instrument as fully and completely, and with the same effect, as though owned by Mortgagor on the date hereof and specifically described in the granting clauses hereof. Mortgagor shall execute and deliver to Mortgagee all such other deeds of trust or mortgages and other agreements as Mortgagee may require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the lien of this Instrument. Mortgagor hereby irrevocably authorizes and appoints Mortgagee as the agent and attorney-in-fact of Mortgagor to execute all such documents and instruments on behalf of Mortgagor, which appointment shall be irrevocable and coupled with an interest, if the Mortgagor fails or refuses to do so within ten (10) days after written request therefor by Mortgagee.

         Section 2.08. Covenants Concerning Ground Lease. No release or forbearance of any of Mortgagor's obligations under the Ground Lease shall release Mortgagor from any of its obligations hereunder. Without the prior written consent of Mortgagee, the fee title to the Mortgaged Property demised by the Ground Lease and the Leasehold Estate shall not merge, but shall always remain separate and distinct, notwithstanding the union of the estates in Lessor or in Mortgagor or in any third party by purchase or otherwise. Upon Mortgagee's request, Mortgagor will execute any modification of the Ground Lease consented to in writing by the lessor at Mortgagee's request for the purpose of maintaining or preserving Mortgagee's lien on the Mortgaged Property (provided that such modification does not increase Mortgagor's obligations or liabilities under the Ground Lease or this Instrument).

         Section 2.09. Covenants Concerning UCC. It is also agreed that if any of the property herein conveyed is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code as enacted by the State of Ohio ("UCC"), this Instrument shall constitute a security agreement, fixture filing and financing statement, and Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments Mortgagee may require from time to

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time to perfect or renew such security interest under the UCC. To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land; and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of UCC Section 9-102(a)(40). Subject to the terms and conditions of the Intercreditor Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the UCC, by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at the Mortgagee's sole election.

         Section 2.10. Additional Ground Lease Covenants. Mortgagor further covenants as follows:

                  (a) During the existence of an Enforcement Event, Mortgagor shall not modify, change, supplement, alter or amend the Ground Lease in any respect, either orally or in writing, nor shall Mortgagor terminate, cancel, sever or surrender, or permit or suffer the termination, cancellation, severance or surrender of, the Ground Lease or the Leasehold Estate, nor waive, excuse, condone or in any way release or discharge the fee owner of the Land ("Fee Owner") from the obligations, covenants, conditions and agreements by Fee Owner to be kept, performed, observed or complied with thereunder, and any such action taken by Mortgagor without the prior written consent of Mortgagee during the existence of an Enforcement Event shall be void and of no force and effect.

                  (b) During the existence of an Enforcement Event, Mortgagor shall not, without Mortgagee's prior written consent, exercise any right to terminate, cancel, sever or surrender the Ground Lease or the Leasehold Estate under any bankruptcy or similar laws providing for the relief of debtors, whether now in effect or hereafter enacted. Without limiting the generality of the foregoing sentence, during the existence of an Enforcement Event, Mortgagor shall not, without Mortgagee's prior written consent, elect to treat the Ground Lease or the Leasehold Estate as terminated under Section 365 of the United States Bankruptcy Code, after rejection or disaffirmance of the Ground Lease by Fee Owner (whether as debtor in possession or otherwise) or by any trustee of Fee Owner, and any such election made without such consent shall be void and ineffective. The immediately preceding provisions of this paragraph shall not limit the generality of paragraph (a) above.

                  (c) Mortgagor hereby unconditionally assigns, transfers and sets over unto Mortgagee all of Mortgagor's claims and rights to the payment of damages that may hereafter arise as a result of any rejection or disaffirmance of the Ground Lease by Fee Owner (whether as debtor in possession or otherwise) or by any trustee of Fee Owner pursuant to the United States Bankruptcy Code. Mortgagee shall have and is hereby granted the right to proceed, in its own name or in the name of Mortgagor, in respect of any claim, suit, action or proceeding relating to the rejection or disaffirmance of the Ground Lease (including, without limitation, the right to file and prosecute, to the exclusion of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents) in any case in respect of Fee Owner under the United States Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until the conditions set forth in Section
5.3 of the Intercreditor Agreement are satisfied. Any amounts received by Mortgagee as damages arising out of any such rejection or disaffirmance of the Ground Lease shall be applied in accordance with the provisions of the Intercreditor Agreement. Any of the foregoing provisions notwithstanding, so long as there shall exist no Enforcement Event, Mortgagee shall not exercise its rights under this Section 2.10(c), but rather Mortgagee shall cooperate with Mortgagor's efforts to proceed in respect of any claim, suit, action or proceeding relating to the rejection

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or disaffirmance of the Ground Lease in any case in respect of Fee Owner under the United States Bankruptcy Code.

                  (d) In the event that a petition under the United States Bankruptcy Code shall be filed by or against Mortgagor and Mortgagor (whether as debtor in possession or otherwise) or any trustee of Mortgagor shall decide to reject or disaffirm the Ground Lease pursuant to the United States Bankruptcy Code, Mortgagor shall give Mortgagee at least ten (10) days prior written notice of the date on which application shall be made to the court for authority to reject or disaffirm the Ground Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor or such trustee within such ten (10) day period a notice stating that (i) Mortgagee demands that Mortgagor (whether as debtor in possession or otherwise) or such trustee assume and assign the Ground Lease to Mortgagee pursuant to the United States Bankruptcy Code, and (ii) Mortgagee covenants to cure, or to provide adequate assurance of prompt cure of, all defaults and to provide adequate assurance of future performance under the Ground Lease. In the event that Mortgagee serves any such notice as provided above, neither Mortgagor (whether as debtor in possession or otherwise) nor such trustee shall seek to reject or disaffirm the Ground Lease and Mortgagor (whether as debtor in possession or otherwise) and such trustee shall comply with such demand within thirty (30) days after such notice shall have been given, subject to Mortgagee's performance of such covenant.

                  (e) In the event that a petition under the United States Bankruptcy Code shall be filed by or against Mortgagor, and if within thirty
(30) days after the date of filing of such petition neither Mortgagor (whether as debtor in possession or otherwise) nor any trustee of Mortgagor shall take any affirmative action to assume, reject or disaffirm the Ground Lease pursuant to the United States Bankruptcy Code, then Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor or such trustee a notice stating that (i) Mortgagee demands that Mortgagor (whether as debtor in possession or otherwise) or such trustee assume and assign the Ground Lease to Mortgagee pursuant to the United States Bankruptcy Code, and (ii) Mortgagee covenants to cure, or to provide adequate assurance of prompt cure of, all defaults and to provide adequate assurance of future performance under the Ground Lease. In the event that Mortgagee serves any such notice as provided above, neither Mortgagor (whether as debtor in possession or otherwise) nor such trustee shall seek to reject or disaffirm the Ground Lease and Mortgagor (whether as debtor in possession or otherwise) and such trustee shall comply with such demand within fifteen (15) days after such notice shall have been given, subject to Mortgagee's performance of such covenant.

                  (f) Mortgagor hereby assigns, transfers and sets over to Mortgagee a non-exclusive right to apply to the Bankruptcy Court under Section 365 of the United States Bankruptcy Code for an order extending the period during which the Ground Lease may be rejected, disaffirmed or assumed after the entry of any order for relief in respect of Mortgagor under Chapter 7 of the Bankruptcy Code.

                  (g) The provisions of this Section 2.10 that purport to provide Mortgagee certain rights, remedies, privileges and protections, and/or to impose certain obligations, restrictions and limitations upon Mortgagor (whether as a debtor in possession or otherwise) or any trustee of Mortgagor, in connection with any action, proceeding, motion or notice commenced or filed by or against Fee Owner or Mortgagor, or with respect to all or any part of the Property, in connection with any case under the United States Bankruptcy Code shall be limited to the extent any such right, remedy, privilege, protection, obligation, restriction or limitation is prohibited or otherwise not permitted pursuant to the United States Bankruptcy Code or by the court in which such action, proceeding, motion or notice is commenced or

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 filed.

         Section 2.11. Expenses & Costs. Mortgagor shall, from time to time and promptly on demand by Mortgagee reimburse to Mortgagee all costs and expenses (including legal fees) on a full indemnity basis incurred by Mortgagee and any Delegate in connection with:

         1. the execution, release and discharge of this Instrument and the security created hereby or intended to be created hereby in respect of the Mortgaged Property and the completion of the transactions and perfection of the security contemplated in this Instrument or forming part of the security created hereby or intended to be created hereby in respect of the Mortgaged Property;

         2. the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, Mortgagee or any Delegate, or any amendment or waiver in respect of this Instrument;

         3. the foreclosure (whether judicial or by power of sale) of any Mortgaged Property; and

         4. the preservation and/or enforcement of the security created hereby or intended to be created hereby in respect of the Mortgaged Property,

         which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 18.4 of the Intercreditor Agreement.

         Section 2.12. Taxes. Mortgagor shall pay, promptly on demand of Mortgagee all stamp, registration, notarial and other similar taxes or fees paid or payable by Mortgagee in connection with any action taken or contemplated by or on behalf of Mortgagee for perfecting, maintaining, enforcing, releasing, canceling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Instrument, any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the security created hereby or intended to be created hereby in respect of the Mortgaged Property and shall, from time to time, indemnify Mortgagee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by Mortgagor or any delay by Mortgagor in paying any such taxes or fees.

                                  ARTICLE III

                               MORTGAGEE'S RIGHTS

         Section 3.01. Performance of Mortgagor's Obligations. Mortgagor agrees that, upon the occurrence of an Enforcement Event, Mortgagee may, but need not, make any payment or perform any act hereinbefore required of Mortgagor, in any form and manner deemed expedient. By way of illustration and not in limitation of the foregoing, Mortgagee may, but need not, (i) cure, or initiate curing, any default in the Ground Lease, (ii) make full or partial payments of insurance premiums which are unpaid by Mortgagor, coordinate liens or encumbrances, if any, (iii) purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof, or (iv) redeem all or any part of the Real Property from any tax or assessment. All moneys paid for any of the purposes herein authorized and all other moneys advanced by Mortgagee to protect the Mortgaged Property and the lien hereof shall be additional Secured Obligations and shall become immediately due and payable without notice and shall bear interest thereon at the rate set forth in Clause
18.4 of the Intercreditor Agreement until paid to Mortgagee in full. In making any payment hereby authorized relating to taxes, assessments or prior or coordinate liens or encumbrances, Mortgagee shall be the sole judge of the legality, validity and priority thereof and of the amount necessary to be paid in satisfaction thereof.

         Section 3.02. Extension of Lien. If Mortgagor exercises any applicable option to purchase, right of first refusal or right of first offer to purchase the Land pursuant to the Ground Lease or otherwise acquires the fee interest to the Land, contemporaneously with the consummation of the acquisition of the Land by Mortgagor, the lien of this Instrument shall be automatically extended to cover and include the Land as part of the Mortgaged Property, and if required by law to create and maintain a security interest on the Land, Mortgagor shall execute any instrument necessary to effectuate such extension of the lien of this Instrument to encumber the Land.

                                   ARTICLE IV

                                REMEDIES & RIGHTS

         Section 4.01. Remedies. Upon the occurrence of an Enforcement Event, Mortgagee may, without notice to or demand upon Mortgagor, declare this Instrument to be in default, and, in addition to all other rights and remedies at law or in equity available to Mortgagee or as otherwise provided for in the Intercreditor Agreement or the Indentures, to the extent permitted by applicable law, the following provisions shall apply:

                  (a) Power of Enforcement. The Mortgagee may (i) sell the Mortgaged Property, either in whole or in separate parcels, under power of sale, which power is hereby granted to Mortgagee, or (ii) immediately foreclose the equity of redemption or this Instrument by judicial action.

                  (b) Receiver. The court in which any proceeding is pending for the purpose of sale under or foreclosure of this Instrument if such remedy is taken or any court of competent jurisdiction may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Secured Obligations, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead or of the value of any other security, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the Secured Obligations hereby secured are made), with power to collect the Rents, due and to become due, during such foreclosure suit or proceeding for such sale and the full statutory period of redemption, notwithstanding any redemption. The receiver, may enter upon, take and maintain possession of and operate the Mortgaged Property, or any part thereof, together with all documents, books, records, papers, and accounts relating thereto and exclude the Mortgagor and its agents and servants therefrom, and hold, operate, manage and control the Mortgaged Property, or any part thereof, as fully and to the same extent as the Mortgagor could do if in possession and in such event, without limitation and at the expense of the Mortgagor, from time to time cause to be made all necessary or proper repairs, renewals, replacements, useful alterations, additions, betterments and improvements to the Mortgaged Property, or any part thereof, as the Mortgagee deems judicious, and pay taxes, assessments and prior or proper charges on the Mortgaged Property, or any part thereof, and insure and reinsure the same, and lease the Mortgaged Property, or any part thereof, for such terms and on such terms as the Mortgagee deems desirable, including leases for terms expiring beyond the maturity date of the Secured Obligations and cancel any Lease or sublease thereof for any cause or on any ground which would entitle the Mortgagor to cancel the same. The receiver, out of the Rents, when collected, may pay costs incurred in the management and operation of the Mortgaged Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Mortgaged Property, and may pay all or any part of the Secured Obligations or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings.

                  (c) Mortgagee-In-Possession by Court Order. Upon or at any time after the filing of a suit to foreclose the equity of redemption of this Instrument, the court in which such suit is filed shall have full power to enter an order placing Mortgagee in possession of the Mortgaged Property with the same power granted to a receiver pursuant to this Article IV and with all other rights and privileges of a mortgagee-in-possession under applicable law. After payment of all proper charges and expenses, including the just and reasonable compensation for the services of the Mortgagee, its attorneys, agents, clerks, servants and others employed by the Mortgagee in connection with the operation, management and control of the Mortgaged Property and the conduct of the business thereof after the occurrence of an Enforcement Event, and such further sums as may be sufficient to indemnify the Mortgagee from and against any liability, loss or damage on account of any matter or thing done in good faith in pursuance of the rights and powers of Mortgagee hereunder, Mortgagee shall credit the net amount of income which Mortgagee may receive by virtue of this assignment and from the Mortgaged Property to any and all amounts due or owing to the Mortgagee under the terms and provisions of the Indentures and the other Relevant Documents. The balance of such net income shall be released to or upon the order of the Mortgagor. The manner of the application of such net income and the item or items which shall be credited shall be within the sole discretion of the Mortgagee.

                  (d) Right to Enter and Take Possession, Operate and Apply Income. Mortgagee shall, at its option, have the right, acting through its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Real Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the Rents, and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all reasonable attorneys' fees and expenses, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, distribute and apply the remaining net income in accordance with the terms of the Intercreditor Agreement or upon any deficiency decree entered in any foreclosure proceedings.

                  (e) Sale of Real Property. Mortgagee shall, at its option, have the right to effect a trustee's sale of the Real Property in whole or in part in lieu of judicial foreclosure. Mortgagee may sell such portion of the Real Property not theretofore released from the lien of this Instrument as one parcel in its entirety or in any part thereof, either in mass or in parcels, at public vendue, to the highest bidder for cash in the county in which the Real Property is situated, first giving notice of the time and place of sale, and a description of the property to be sold, by advertisement published as provided by the laws of the State of Ohio. Mortgagee may be the purchaser at any such sale if it is the highest bidder. Mortgagee shall deliver to the purchaser at any such sale its deed or assignment, without warranty, which shall convey to the purchaser the interest in the property which the Mortgagor has or has the power to convey at the time of the execution of this or hereafter.

                  (f) Additional Provisions Regarding Power of Sale. Notwithstanding the provisions of Section 4.02 of this Instrument, the proceeds of any sale of the Mortgaged Property pursuant to the

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

power of sale contained herein shall be applied first to the costs and expenses of foreclosure, including, but not limited to a Mortgagee's commission equal to five percent (5%) of the highest bid and to all costs, expenses and reasonable attorneys' fees incurred by the Mortgagee in connection with such sale, with the remaining proceeds to be applied as provided in Section 4.02 of this Instrument. If a proceeding for sale pursuant to the power of sale contained herein is commenced by Mortgagee but terminated prior to its completion or is otherwise not completed, the Mortgagor shall pay all expenses incurred by Mortgagee, including reasonable attorneys' fees and a commission equal to the greater of
(A) the reasonable time and expense charges of Mortgagee and (B) an amount computed on the basis of a percentage of the fair market value of the Mortgaged Property (as such fair market value shall be agreed upon by Mortgagor and Mortgagee, or if not agreed upon, then as determined by the Clerk of the Superior Court with jurisdiction over such matters, upon evidence submitted by the parties) in accordance with the following schedule, to wit: one tenth of one percent (.1%) of such fair market value before the Mortgagee issues a notice of hearing on the right to sell; eleven one hundredths of one percent (.11%) of such fair market value after issuance of said notice; twelve one hundredths of one percent (.12%) of such fair market value after such hearing; and thirteen one hundredths of one percent (.13%) of such fair market value after the initial sale.

                  (g) Rights of a Secured Party. For any Mortgaged Property that is collateral under Article 9 of the Uniform Commercial Code, Mortgagee may exercise any or all rights of a secured party, and the proceeds resulting from the disposition of Mortgaged Property under Article 9 of the Uniform Commercial Code shall be applied as provided under Article 9 of the Uniform Commercial Code.

         Section 4.02. Application of the Rents or Proceeds from Foreclosure or Sale. The Rents and the proceeds of any sale (whether through a foreclosure proceeding or Mortgagee's exercise of the power of sale) shall be distributed and applied in accordance with the terms of the Intercreditor Agreement. Subject to the terms and provisions of the Intercreditor Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:

                  (a) Secured Obligations. All of the Secured Obligations and other sums secured hereby which then remain unpaid;

                  (b) Other Advances. All other items advanced or paid by Mortgagee pursuant to this Instrument, with interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement from the date of advancement; and

                  (c) Costs, Fees and Other Expenses. All court costs, reasonable in-house and outside attorneys' and paralegals' fees and expenses, costs of environmental surveys and guard or other security services, appraiser's fees, advertising costs, notice expenses, expenditures for documentary and expert evidence, stenographer's charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, surveys, and similar data with respect to title which Mortgagee may deem necessary. All such expenses shall become additional Secured Obligations and be immediately due and payable, with interest thereon at the rate set forth in Clause 18.4 of the Intercreditor Agreement, when paid or incurred by Mortgagee in connection with any proceedings, including, but not limited to, probate and bankruptcy proceedings, to which Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Instrument or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale under the power of sale herein granted.

         Section 4.03. Cumulative Remedies; Delay or Omission Not a Waiver. Each remedy or right of Mortgagee shall not be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on the occurrence or existence of any Material Default or Enforcement Event shall impair any such remedy or right or be construed to be a waiver of any such Material Default or Enforcement Event or acquiescence therein, nor shall it affect any subsequent Material Default or Enforcement Event of the same or different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Mortgagee. The acceptance by Mortgagee, any successor administrative agent or any secured party of any payment less than the amount of the Secured Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Material Default or Enforcement Event with respect thereto, and the acceptance by Mortgagee, any successor administrative agent or any secured party of any payment of, or on account of, any Secured Obligation shall not be deemed to be a waiver of any Material Default or Enforcement Event other occurrence hereunder or under any Relevant Documents with respect to any other Secured Obligation. If Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to Mortgagor or any other party (except any other agent, the Secured Creditors or the other secured parties to the extent required by any Relevant Documents); and, if any such proceeding shall be discontinued, abandoned or determined adversely for any reason, Mortgagor and Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof except to the extent any such adverse determination specifically provides to the contrary.

         Section 4.04. Remedies against Multiple Parcels. If more than one property, lot or parcel is covered by this Instrument, and if this Instrument is foreclosed upon, or judgment is entered upon any Secured Obligations, or if Mortgagee effects a sale under power of sale, execution may be made upon or Mortgagee may effect a sale against any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sale herein granted may likewise be conducted separately or concurrently, in each case at Mortgagee's election.

         Section 4.05. No Merger. In the event of a foreclosure of this Instrument or any other mortgage or deed of trust securing the Secured Obligations, the Secured Obligations then due to the Mortgagee shall not be merged into any decree of foreclosure entered by the court, and Mortgagee may concurrently or subsequently seek to foreclose one or more other deeds of trust which also secure said Secured Obligations.

         Section 4.06. Waivers by Mortgagor. To the fullest extent permitted under applicable law, Mortgagor shall not assert, and hereby irrevocably waives, any right or defense Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (a) homestead exemption, extension, moratorium, stay, redemption, marshaling of the Mortgaged Property or the other assets of Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Secured Obligation, (b) impairment of any right of subrogation or reimbursement, (c) any requirement that at any time any action must be taken against any other party, any portion of the

Mortgaged Property or any other asset of Mortgagor or any other party, (d) any provision barring or limiting the right of Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against Mortgagor or any other party, (e) any provision barring or limiting the recovery by Mortgagee of a deficiency after any sale of the Mortgaged Property, (f) any other provision of applicable law which shall defeat, limit or adversely affect any right or remedy of Mortgagee or any secured party under or with respect to this Instrument or any other Relevant Documents as it relates to any Mortgaged Property, (g) the right of Mortgagee to foreclose this Instrument in its own name on behalf of all of the secured parties by judicial action as the real party in interest without the necessity of joining any secured party, or (h) the Guarantees, including, without limitation, notice of existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Mortgagor or the Issuer, Mortgagee or any Secured Creditor or on the part of any person whomsoever under the Intercreditor Agreement, this Instrument or any of the other Relevant Documents in connection with any obligation or evidence of indebtedness held by Mortgagee, as Security Trustee for the Secured Creditors or held by any of the Secured Creditors. Appraisement of the Mortgaged Property is hereby expressly waived, at the option of Mortgagee, which such option shall be executed prior to the time any judgment is tendered at foreclosure..

         Section 4.07. Jurisdiction and Process. (a) To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Instrument or any other Relevant Documents insofar and only insofar as it relates to any Mortgaged Property, Mortgagor (i) irrevocably consents to the non-exclusive jurisdiction of any state or federal court sitting in which the Real Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court or the convenience of such court as the forum for any such suit, action or proceeding, and (ii) irrevocably consents to the service of
(A) any process in accordance with applicable law in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by Mortgagee hereunder by mailing a copy of such process or notice by United States registered or certified mail, postage prepaid, return receipt requested to Mortgagor at its address specified in or pursuant to Section 6.01; such service to be effective in accordance with applicable law.

                  (b) Nothing in this Section shall affect the right of Mortgagee to bring any suit, action or proceeding arising out of or relating to this Instrument, or any other Relevant Documents in any court having jurisdiction under the provisions therein or applicable law or to serve any process, notice of sale or other notice in any manner permitted by this Instrument, the other Relevant Documents or applicable law.

         Section 4.08. Concerning Mortgagee. (a) Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and all such other action incidental thereto subject to the terms and provisions of the Intercreditor Agreement. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property), Mortgagee shall, in addition, act or refrain from acting in accordance with the terms and provisions of the Intercreditor Agreement. Mortgagee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the lien of this Instrument on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. Mortgagee shall have the right, but shall have no duty, to ascertain or inquire as to the performance or observance of any of the terms of this Instrument by Mortgagor.

                  (b) Mortgagee may, at any time, delegate by power of attorney or otherwise to any person(s) or entity(ies) the ability to exercise any or all of the rights, powers and discretions vested in it by this Instrument or appoint any person or entity to act as additional Mortgagee or as co-trustee for the purpose of this Instrument, in accordance with and subject to the terms of Clause 16 of the Intercreditor Agreement.

                  (c) In the event that Mortgagee acts as Mortgagor's attorney in fact or otherwise as its agent as provided for under this Instrument, Mortgagor shall ratify and confirm all things done and all documents executed by Mortgagee in the exercise or purported exercise of all or any of such powers or acts.

                                   ARTICLE V

                                LEASE PROVISIONS

         Section 5.01. No Mortgagee in Possession. Nothing herein contained and no action hereunder shall be construed as constituting the Mortgagee or any of its Delegates or any of the Secured Creditors a mortgagee-in-possession, in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee, any of its Delegates or any of the Secured Creditors, or to impose any obligation whatsoever upon the Mortgagee to appear in or defend any action or proceeding relating to the Leases or the Mortgaged Property, or to take any action hereunder, or to expend any money or incur any expenses, or perform or discharge any obligation, duty or liability under the Leases, or to assume any obligation or responsibility for any security deposits or other deposits delivered to the Mortgagor by any tenant and not assigned and delivered to the Mortgagee, or render the Mortgagee liable in any way for any injury or damage to person or property sustained by any person or entity in, on, or about the Mortgaged Property.

         Section 5.02. Further Assurances. Mortgagor further agrees to execute and deliver such assignments of Leases or assignments of land sale contracts as Mortgagee may from time to time request solely for the purpose of creating, protecting, perfecting or maintaining an enforceable lien thereon and an enforceable and valid assignment of Leases and Rents. Upon the occurrence of a Trigger Event, the Mortgagor agrees, upon demand, to deliver to the Mortgagee all of the Leases with such additional assignments thereof as the Mortgagee may request.

         Section 5.03. No liability under the Leases. Nothing contained in this Instrument shall be construed as imposing on Mortgagee any of the obligations of the lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by Mortgagee. In the exercise of the powers herein granted to Mortgagee, no liability shall be asserted or enforced against the Mortgagee, all such liability being expressly waived and released by Mortgagor.

         Section 5.04. Additional Warranty. Notwithstanding anything contained herein, upon an Enforcement Event, Mortgagee shall have the absolute right and option to exercise any and all rights and remedies provided for in this Instrument and available at law or in equity.

         Section 5.05.     Assignment of Leases and Rents.

                  (a) Rent Payments. Mortgagor may collect and use the Rents as they become due and payable under the Leases, but not more than one (1) month in advance thereof, until the occurrence of a Trigger Event, provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment shall be subject to the rights of the Mortgagee under this Instrument. For purposes of this Instrument, a "Trigger Event" shall mean (i) an Enforcement Event or (ii) a "Material Default" which for purposes of this Instrument shall mean any event that is (A) an Insolvency Event which is also an Event of Default or (B) any Event of Default that the Instructing Trustee notifies and instructs the Mortgagee to act in response to pursuant to the Intercreditor Agreement.

                  (b) Mortgagee's Right to Collect. Upon the occurrence of a Trigger Event, the right and license to collect Rents granted to the Mortgagor above shall be automatically revoked and the Mortgagee, at its option, shall have the complete right, power and authority (a) without taking possession, to demand, collect and receive and sue for the rents and other sums payable under the Leases and, after deducting all costs and expenses of collection (including, without limitation, reasonable attorneys' fees) as determined by the Mortgagee.

                  (c) Instructions to Tenants. The Mortgagor hereby consents to and irrevocably authorizes and directs the tenants under the Leases and any successor to the interest of any of said tenants, upon demand and notice from the Mortgagee of the existence of a Trigger Event and the Mortgagee's right to receive the rents and other amounts due under such Leases, to pay to the Mortgagee the rents and other amounts due or to become due under the Leases, and said tenants shall have the right to rely upon such demand and notice from the Mortgagee and shall pay such rents and other amounts to the Mortgagee without any obligation or right to determine the actual existence of a Trigger Event claimed by the Mortgagee as the basis for the Mortgagee's right to receive such rents and other amounts and notwithstanding any notice from or claim of the Mortgagor to the contrary, and the Mortgagor shall have no right to claim against said tenants for any such rents and other amounts so paid by said tenants to the Mortgagee.

                  (d) Irrevocable Power of Attorney. Mortgagor hereby irrevocably appoints Mortgagee as its true and lawful attorney-in-fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property (provided that such possession shall be taken solely to the extent necessary to collect the Rents in the event of a Material Default), giving and granting unto said Mortgagee and unto its agent or attorney full power coupled with an interest and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed (provided that such acts shall be limited to those necessary to collect the Rents in the event of a Material Default); provided, however, that (i) this irrevocable power of attorney and assignment of Rents shall not be construed as an obligation upon said Mortgagee to make or cause to be made any repairs that may be needful or necessary, and (ii) Mortgagee agrees that until the occurrence of a Trigger Event as aforesaid, Mortgagee shall permit Mortgagor to perform the aforementioned management responsibilities. Upon Mortgagee's receipt of the Rents, at Mortgagee's option, it may: (i) pay charges for collection hereunder, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of Rents, (ii) pay general and special taxes, insurance premiums, and, thereafter, (iii) distribute the balance of the Rents pursuant to the provisions of the Intercredit or Agreement. This power of attorney and assignment of rents shall be irrevocable until this Instrument shall have been satisfied and released of record and the releasing or reconveyance of this Instrument shall act as a revocation of this power of attorney and assignment of rents. Mortgagee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Intercreditor

Agreement.

         Section 5.06. No Waiver. The Mortgagor agrees that the collection of rents and the application thereof as aforesaid or the entry upon and taking of possession of the Property, or any part thereof, by the Mortgagee shall not cure or waive any default, or waive, modify or affect any notice of any Trigger Event or an Enforcement Event under any of the Relevant Documents, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Mortgagee, once exercised, shall continue for so long as the Mortgagee shall elect. If the Mortgagee shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.

                                   ARTICLE VI

                                  MISCELLANEOUS

         Section 6.01. Notices. Except as otherwise provided herein, all communication required or permitted to be given in connection with this Instrument shall be in writing, and shall be given or served in the manner and to the address, and deemed received, as provided in clause 20 of the Intercreditor Agreement.

         Section 6.02. Extension of Payments. Mortgagor agrees that, without affecting the liability of any person for payment of the Secured Obligations or affecting the lien of this Instrument upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Mortgagee of their rights and privileges hereunder), Mortgagee may (without obligation), at any time and from time to time, on request of the Mortgagor made in accordance with the terms and provisions of the Intercreditor Agreement, without notice to any person liable for payment of any Secured Obligations, or to any other person or entity, extend the time, or agree to alter or amend the terms of payment of such Secured Obligations; provided, however, that such actions of Mortgagee are expressly limited by the terms and provisions of the Intercreditor Agreement. Mortgagor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the Secured Obligations or the remainder of the security or the lien of this Instrument.

         Section 6.03. Governing Law. Mortgagor agrees that this Instrument is to be construed, governed and enforced in accordance with the laws of the State. Wherever possible, each provision of this Instrument shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Instrument shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Instrument.

         Section 6.04. Satisfaction of Mortgage. Upon satisfaction of the conditions set forth in Section 5.3 of the Intercreditor Agreement, this conveyance or lien shall be null and void and, upon demand therefor following such satisfaction, a satisfaction of mortgage or reconveyance of the Mortgaged Property and any other documents required to release the lien of this Instrument shall promptly be provided by Mortgagee to Mortgagor at Mortgagor's sole expense without recourse to, or any representation or warranty by, the Mortgagee or any of its nominees.

         Section 6.05. Successors and Assigns Included in Parties. This Instrument shall be binding upon the Mortgagor and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the Mortgagee's successors and assigns and any principals it represents as agent; all references herein to the Mortgagor and to the Mortgagee shall be deemed to include their successors and assigns and, as to Mortgagee, any principals it represents as agent. Mortgagor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

         Section 6.06. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor agrees, to the full extent permitted by law, that in case of an Enforcement Event, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshalled upon any foreclosure of the lien hereof and agrees that Mortgagee, or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety. Mortgagor represents that it has been authorized to, and Mortgagor does hereby waive to the full extent permitted by law any and all statutory or other rights of redemption from sale under power of sale or from sale under any order or decree of foreclosure of this Instrument, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.

         Section 6.07. Interpretation with Other Documents. Notwithstanding anything in this Instrument to the contrary, (a) in the event of a conflict or inconsistency between this Instrument and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall govern and (b) the exercise of any right or remedy by Mortgagee under this Instrument shall be done in accordance with and is subject to the terms and provisions of the Intercreditor Agreement.

         Section 6.08. Future Advances. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Instrument shall secure unpaid balances of loan advances and other extensions of credit made after this Instrument is delivered to the appropriate recording offices of the State, whether such advances or extensions of credit made are obligatory or otherwise, and such future advances or extensions of credit shall be secured to the same extent as if such advances or extensions of credit were made on the date hereof, although there may be no advance or extension of credit made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made. Such unpaid balances of loan advances and other extensions of credit may or may not be evidenced by notes executed pursuant to the applicable Relevant Documents.

         Section 6.09. Invalid Provisions to Affect No Others. In the event that any of the covenants, agreements, terms or provisions contained in this Instrument shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein or in any other Relevant Documents shall not be in any way affected, prejudiced or disturbed thereby. In the event that the application of any of the covenants, agreements, terms or provisions of this Instrument is held to be invalid, illegal or unenforceable, those covenants, agreements, terms and provisions shall not be in any way affected, prejudiced or disturbed when otherwise applied.

         Section 6.10. Changes. Neither this Instrument nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Mortgagor and Mortgagee relating to this Instrument shall be superior to the rights of the holder of any intervening lien or encumbrance.

         Section 6.11. Marshalling of Assets. Notice is hereby given that no holder of any mortgage, lien or other encumbrance affecting all or a part of the Mortgaged Property which is inferior to the lien of this Instrument shall have any right to require the Mortgagee to marshal assets.

         Section 6.12. Time of Essence. Time is of the essence with respect to the provisions of this Instrument.

         Section 6.13. Relevant Documents Revisions. In this Instrument, references to this Instrument or to easement agreements, Leases, the Intercreditor Agreement, and any other Relevant Documents include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications, to the extent applicable, and any refinancings and refundings thereof, in whole or in part.

         Section 6.14. WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE EXPRESSLY AND VOLUNTARILY WAIVE ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE UNITED STATES OR ANY STATE CONSTITUTION, ANY RULES OF CIVIL PROCEDURE, COMMON LAW OR OTHERWISE, TO DEMAND A TRIAL BY JURY IN ANY ACTION, LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS INSTRUMENT OR THE OTHER RELEVANT DOCUMENTS, ANY AGREEMENTS ARISING UNDER OR RELATING TO THIS INSTRUMENT, ANY MORTGAGED PROPERTY SECURING THE SECURED OBLIGATIONS, OR THE DEALINGS OR RELATIONSHIPS BETWEEN MORTGAGOR AND MORTGAGEE. NEITHER MORTGAGOR NOR MORTGAGEE, INCLUDING ANY ASSIGNEE OR SUCCESSOR OF MORTGAGOR OR MORTGAGEE, SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION. NEITHER MORTGAGOR NOR MORTGAGEE SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION WHEN A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER MORTGAGOR NOR MORTGAGEE HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         Section 6.15. Reduction of Secured Amount. In the event that the maximum principal amount secured by this Instrument is less than the aggregate Secured Obligations then the amount secured hereby shall be reduced only by the last and final sums that the Mortgagor repays with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations. So long as the balance of the Secured Obligations exceeds the amount secured hereby, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Instrument. Such payments shall instead be deemed to reduce only such portions of the Secured Obligations as are secured by deeds of trust or mortgages encumbering real property located outside the State of Ohio which secure the entire Secured Obligations (except to the extent, if any, that specific deeds of trust or mortgages in such states contain specific limitations on the amount secured).

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, this instrument is executed as of the day and year first above written by the person or persons identified below on behalf of Mortgagor (and said person or persons hereby represent that they possess full power and authority to execute this instrument).

                                                 MORTGAGOR:

Attest:                                          MARCONI COMMUNICATIONS, INC.
                                                 a Delaware corporation

By: _________________________________            By: ___________________________
    Name:  GLENN R. HACKER                           Name:  PATRICIA A. HOFFMAN
    Title: ASSIATANT SECRETARY                       Title: AUTHORIZED SIGNATORY

State Of ILLINOIS )
                           ) ss:
County Of DU PAGE )

                  The foregoing instrument was acknowledged before this 15TH day of May, 2003, by Patricia A. Hoffman, an authorized signatory of Marconi Communications, Inc., a Delaware corporation, on behalf of the corporation.

                                                         TERESA M. DARZINS
                                                         Notary Public

My commission expires:  5/19/03                          [Notarial Seal/Stamp]

                                               (OFFICIAL SEAL TERESA M. DARZINS)

Prepared by and mail to:
Clifford Chance US LLP
200 Park Avenue
New York, New York 10166
Attn:  Dawn E. Goldberg, Esq.

                                    EXHIBIT A

                                           Lorain County, Ohio
                                           Taylor Woods Industrial Park, Phase 3
                                           North Ridgeville, Ohio

                     Legal Description of the Real Property

PARCEL No. 1:

         Situated in the County of Lorain and State of Ohio. Being known as part of Original Ridgeville Township Lot No. 47, now within the corporate limits of the City of North Ridgeville and more definitely described as follows:

         Being known as all of Sublot No. 6 of the Taylor Woods Industrial Park, Phase Three (3), as recorded in Volume 47 Page 40 of the Lorain County Record of Plats.

PARCEL No. 2:

         Situated in the County of Lorain and State of Ohio. Being known as part of Original Ridgeville Township Lot No. 47, now within the corporate limits of the City of North Ridgeville and more definitely described as follows:

         Beginning at the Northwest corner of Sublot No. 8 of the Taylor Woods Industrial Park, Phase Three, as recorded in Volume 47 Page 40 of the Lorain county Record of Plats.

         Thence South 04(degree) -46'-38" East in the west line of Sublot No. 8, a distance of 504.52 feet to the southwest corner thereof.

         Thence North 84(degree) -57'-14" East in the south line of Sublot No. 8, also being the south line of the Taylor Woods Industrial Park, Phase Three, a distance of 296.87 feet to an iron pin set.

         Thence North 04(degree)-46'-38" West, a distance of 526.36 feet to an iron pin set in the south line of an easement granted to the City of North Ridgeville as described in Volume 1328 Page 247 of the Lorain County Record of Deeds.

         Thence South 85(degree)-13'-22" West in the south line of said easement, a distance of 233.66 feet to an iron pin set in the sideline of a Cul-De-Sac as appears on the plat of the Taylor Woods Industrial Park, Phase Three, as aforementioned.

         Thence in the arc of a curve in the sideline of said Cul-De-Sac, a distance of 71.49 feet to the place of beginning. Said curve has a radius of
60.00 feet, a central angel of 68(degree)-16'-00" and a chord bearing South
65 degree 02'-29" West, a distance of 67.33 feet, containing within said bounds
3.564 acres of land, be the same more or less, but is subject to all legal highways and easements of record.

                                    EXHIBIT B

                           Permitted Title Exceptions

1. Taxes and Assessments for the first half of 2003 and thereafter, not yet due and payable.

2. Oil and Gas Lease between R.C. Bailey and Wm. V. Smith, dated October 15, 1929 and recorded in Volume 32, Page 141 of Lorain County Records.

3. Restrictive Covenants and Reservation of Easements contained in the Deed from Robert P. Graham to R.W. Beckett Corporation, dated June 13, 1980, filed for record June 16, 1980 and recorded in Volume 1261, Page 852 of Lorain County Records.

4. Restrictions contained in the Deed from Logos Development Corporation to Esther R. Graham, dated May 14, 1991, filed for record May 24, 1991 and recorded in OR Volume 401, Page 476 of Lorain County Records.

5. Restrictions contained in the Deed from Logos Development Corporation to Starland Investment Co., dated May 11, 1993, filed for record September 16, 1993 and recorded in OR Volume 773, Page 432 of Lorain County Records.

6. Easement from Starland Investment Co. to Alltel Ohio Incorporated, dated December 28, 1993, filed for record December 29, 1993 and recorded in OR Volume 833, Page 860 of Lorain County Records.

7. Easement from Starland Investment Company to Ohio Edison Company, dated December 28, 1993, filed for record January 25, 1994 and recorded in OR Volume 848, Page 417 of Lorain County Records.

8. Easement from Starland Investment Company to Ohio Edison Company, dated March 17, 1994, filed for record May 3, 1994 and recorded in OR Volume 905, Page 135 of Lorain County Records.

9. Easement between Logos Development Corporation and Ohio Edison Company, dated December 22, 1993, filed for record May 17, 1994 and recorded in OR Volume 913, Page 402 of Lorain County Records.

10. Mortgage between Starland Investment Co. and Bank One, Cleveland, NA, for $3,463,750.00, filed for record August 31, 1994 and recorded in OR Volume 969, Page 676 of Lorain County Records, covering premises described in Schedule A, together with any and all terms, conditions and restrictions contained therein.

11. Assignment of Lessor's Interest in Leases and Rents from Starland Investment Co. to Bank One, Cleveland, NA, dated August 30, 1994, filed for record August 31, 1994 and recorded in OR Volume 969, Page 694 of Lorain County Records.

12. Financing Statement from Starland Investment Co., Debtor, to Bank One, Cleveland, NA, Secured Party, filed for record August 31, 1994 and recorded as Lorain County Recorder's File No. 268362.

13. Memorandum of Agreement between The City of North Ridgeville, Ohio and Starland Investment Co., dated August 30, 1994, filed for record October 4, 1995 and recorded in OR Volume 1157, Page 105 of Lorain County Records.

14. Easement Agreement by and between Starland Investment Co. and R.W. Beckett Corporation, dated November 24, 1999, filed for record December 15, 1999 and recorded as Lorain County Recorder's File No. 658946.

15. Construction Mortgage between Starland Investment Co. and Premier Bank & Trust filed for record on September 20, 1993 in OR Volume 774, Page 784 of the Lorain County Records.

16. Assignment of Rents between Starland Investment Co. and Premier Bank & Trust filed for record on September 20, 1993 in OR Volume 774, Page 791 of the Lorain County Records.

17. Mortgage between Starland Investment Co. and Buckeye Community Bank filed for record on November 29, 1999 as Lorain County Recorder's File No. 658947.

18. UCC Financing Statement from Marconi Communications, Inc., as debtor, to The Law Debenture Trust Corporation p.l.c., as security trustee, to be filed in Lorain County.

                                      B-2